Exhibit 23



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Aon Corporation of our report dated February 12, 2002, included in the 2001 Annual Report to Stockholders of Aon Corporation.

Our audits also included the financial statement schedules of Aon Corporation listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, with respect to which the date is February 12, 2002, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements of Aon Corporation described in the following table of our report dated February 12, 2002, with respect to the consolidated financial statements incorporated herein by reference, and our report, included in the preceding paragraph with respect to the financial statement schedules included in this Annual Report (Form 10-K) of Aon Corporation for the year ended December 31, 2001.

         Registration Statement
         ----------------------
         Form            Number                         Purpose
         ----            ------                         -------

         S-8          33-27984          Pertaining to Aon's savings plan
         S-8          33-42575          Pertaining to Aon's stock award plan and
                                           stock option plan
         S-8          33-59037          Pertaining to Aon's stock award plan and
                                           stock option plan
         S-4          333-21237         Offer to exchange Capital Securities of
                                           Aon Capital A
         S-3          333-50607         Pertaining to the registration of
                                           369,000 shares of common stock
         S-8          333-55773         Pertaining  to Aon's stock award plan,
                                           stock option plan, and employee stock
                                           purchase plan
         S-3          333-78723         Pertaining to the registration of debt
                                           securities, preferred stock and
                                           common stock
         S-3          333-49300         Pertaining to the registration of
                                           3,864,824 shares of common stock
         S-4          333-57706         Pertaining to the registration of up to
                                           3,852,184 shares of common stock
         S-3          333-65624         Pertaining to the registration of
                                           2,000,000 shares of common stock
         S-3          333-74364         Pertaining to the registration of  debt
                                           securities, preferred stock, common
                                           stock, share purchase contracts, and
                                           share purchase units



                                                       ERNST & YOUNG LLP


Chicago, Illinois
March 15, 2002